Page 40 of 68 Pages

                                    EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT

               This Registration Rights Agreement (the "Agreement") is made and entered into as of this 19th day of June, 1997, by and between T/F PURIFINER, INC., a Delaware corporation (the "Company"), and QUANTUM INDUSTRIAL PARTNERS LDC, a Cayman Islands limited duration company (the "Investor").

               This Agreement is made pursuant to the Securities Purchase Agreement, dated as of June 19, 1997, by and among the Company, the Investor and the other signatories thereto (the "Securities Purchase Agreement"). In order to induce the Investor to enter into the Securities Purchase Agreement, the Company has agreed to provide registration rights with respect to (i) the shares of common stock, par value $.001 per share (the "Common Stock"), of the Company issued to the Investor pursuant to the Securities Purchase Agreement and (ii) the shares of Common Stock issued or issuable upon exercise of the warrant issued to the Investor pursuant to the Securities Purchase Agreement.

               The parties hereby agree as follows:

1.        Securities Subject to this Agreement
          ------------------------------------

               The term "Registrable Securities" shall mean (i) shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issued and sold to the Investor pursuant to the Securities Purchase Agreement, (ii) shares of Common Stock issuable upon exercise of the warrant (the "Warrant") issued to the Investor pursuant to the Securities Purchase Agreement, that are from time to time held by the Investor or any subsequent holder thereof (together with the Investor, the "Holders") and (iii) shares of Common Stock issued or issuable to the Holders by way of a dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise; provided, that such
                                                           --------
securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall cease to be outstanding or (c) they are distributed to the public pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.

2.        Demand Registration
          -------------------

               (a) Request for Registration.  At any time after the date hereof,
                   ------------------------
the Holders of a majority of the Registrable Securities (the "Majority Holders") may make a written request for registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to this Section 2 of all or part of its Registrable Securities (a "Demand Registration"); provided, that the Company
                                                     --------
need effect only three (3) such Demand Registrations. Such request shall specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Unless the Majority Holders requesting such Demand Registration shall consent in writing, no other parties (except other Holders) shall be permitted to offer securities under any such Demand Registration.

                                                             Page 41 of 68 Pages


               (b) Effective  Registration and Expenses. A registration will not
                   ------------------------------------
count as a Demand Registration until it has become effective. In any registration initiated as a Demand Registration, the Company will pay all Registration Expenses (as hereinafter defined) in connection therewith, whether or not it becomes effective.

               (c) Selection of Underwriters. If the Majority Holders requesting
                   -------------------------
a Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. If any Demand Registration is in the form of an underwritten offering, the Majority Holders requesting such Demand Registration will select and obtain the investment banker or investment bankers that will administer the offering.

3.        Registration on Form S-3
          ------------------------

               (a)   Request   for   Registration.   In   addition   to   Demand
                     ----------------------------
Registrations, at any time after the Company shall be eligible to register securities under Form S-3 under the Securities Act, the Majority Holders may make a written request for registration on Form S-3 (or any equivalent successor form under the Securities Act) pursuant to this Section 3 of all or part of its Registrable Securities (an "S-3 Demand Registration"); provided, that the
                                                             --------
Company need effect only two (2) such S-3 Demand Registrations in a calendar year. Such request shall specify the number of shares of the issue of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Unless the Majority Holders requesting a S-3 Demand Registration shall consent in writing, no other parties (except other Holders) shall be permitted to offer securities under any such S-3 Demand Registration.

               (b) Expenses.  The Company will pay all Registration  Expenses in
                   --------
connection with any S-3 Demand Registration.

               (c) Selection of Underwriters. If the Majority Holders requesting
                   -------------------------
a Demand Registration so elects, the offering of such Registrable Securities pursuant to such S-3 Demand Registration shall be in the form of an underwritten offering. If any S-3 Demand Registration is in the form of an underwritten offering, the Majority Holders requesting a Demand Registration will select and obtain the investment banker or investment bankers that will administer the offering.

4.        Piggy-Back Registration
          -----------------------

               (a) Request for  Registration.  If the Company proposes to file a
                   -------------------------
registration statement under the Securities Act with respect to an offering for its own account of any class of security (other than a registration statement on Form S-4 or S-8 or successor forms thereto), then the Company shall in each case give written notice of such proposed filing to each Holder at least twenty days before the anticipated filing date, and such notice shall offer (except as otherwise contemplated by Section 4(b)) each Holder the opportunity to register (a "Piggy-Back Registration") such number of shares of Registrable Securities as such Holder may request.

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                                                             Page 42 of 68 Pages


               (b) Priority on Piggy-Back  Registrations.  The Company shall use
                   -------------------------------------
its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Registrable Securities of the Holders to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to the Holders that the inclusion of such Registrable Securities would materially and adversely affect the success or offering price of, or materially increase the consideration (including commissions) to be paid to the underwriter in connection with, such offering, then the amount of securities to be offered for the accounts of the Holders shall be reduced pro rata (or eliminated entirely) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, that if securities similar to those represented by the
              --------
Registrable Securities are being offered for the account of other Persons (as defined herein) as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities they intended to offer. Unless a majority of the Holders registering Registrable Securities hereunder shall consent in writing, no other parties (except the Company and the other parties set forth on Schedule I hereto pursuant to registration rights granted prior to the date hereof) shall be permitted to offer securities pursuant to such Piggy-Back Registration.

               (c) Expenses.  The Company will pay all Registration  Expenses in
                   --------
connection with any Piggy-Back registration.

5.        Holdback Agreement
          ------------------

               The  Company  agrees  (i)  not  to  effect  any  public  sale  or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by either the Company or any subsidiary thereof or the acquisition by the Company or a subsidiary thereof of the capital stock or all or substantially all of the assets of any other individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or subdivision thereof (each, a "Person") or in connection with an employee stock option or benefit plan), during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement in which the Holders are participating or the commencement of a public distribution of the Registrable Securities; and (ii) that any agreement entered into after the date of this agreement pursuant to which the Company issues or agrees to issue any securities similar to the Registrable Securities (other than pursuant to an effective registration statement) shall contain a provision under which any holders of at least one percent (1%) of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act.

                                                             Page 43 of 68 Pages


6.        Registration Procedures
          -----------------------


               Whenever any Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will, within ten (10) days of the receipt of such request, give written notice of such request to all Holders and use its best efforts to effect the registration and the sale of all Registrable Securities which all Holders request to be registered under the Securities Act, as provided herein, and as expeditiously as possible:



               (a) prepare and file with the Securities and Exchange Commission (the "Commission"), not later than 60 days after receipt of a request to file a registration statement with respect to Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such issue of Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided, that before filing a registration statement or
                       --------
          prospectus or any amendments or supplements  thereto, the Company will
          (i) furnish to counsel selected by each seller of Registrable Securities copies of all such documents proposed to be filed and (ii) notify each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all actions required to prevent the entry of such stop order or to remove it if entered;



               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;



               (c) furnish to each seller of Registrable Securities to be included in a registration statement copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and

                                                             Page 44 of 68 Pages

          such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;



               (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction, but the Company will be required to consent to service of process in actions arising out of or in connection with the sale of the Registrable Securities or any violation of state securities laws;



               (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by any other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;



               (f) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchaser of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;



               (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities;

               (h) use its best  efforts  to  obtain a comfort  letter  from the

                                                             Page 45 of 68 Pages


          Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters with respect to offerings of such type as the Holders may reasonably request;



               (i) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and



               (j) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.



               The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.



               Each seller of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(f) hereof, the seller will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(f) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 6(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 6(f) hereof to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(f) hereof.

                                                             Page 46 of 68 Pages


7.        Preparation; Reasonable Investigation.
          -------------------------------------



               In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give each seller of Registrable Securities, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.



8.        Registration Expenses
          ---------------------



               All  expenses  incident  to  the  Company's   performance  of  or
compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and their independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the sellers of Registrable Securities incurred in connection with each registration hereunder (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities) and any out-of-pocket expenses of the sellers of Registrable Securities (or the agents who manage their accounts) (all such expenses being herein referred to as "Registration Expenses"), will be borne by the Company.

                                                             Page 47 of 68 Pages


9.        Indemnification; Contribution
          -----------------------------



               (a)  Indemnification  by  the  Company.  The  Company  agrees  to
                    ---------------------------------
indemnify, to the full extent permitted by law, each seller of Registrable Securities, its officers, directors and agents and each Person who controls such seller (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable fees and expenses of counsel) ("Losses") caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by, contained in, or, with respect to any material omission, omitted from any information with respect to such seller furnished in writing to the Company by such seller expressly for use therein or by such seller's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller with a sufficient number of copies of the same. The Company will also indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the sellers of Registrable Securities.



               (b)  Indemnification  by Seller  of  Registrable  Securities.  In
                    -------------------------------------------------------
connection with any registration statement in which a seller of Registrable Securities is participating, each such seller will furnish to the Company in writing such information with respect to such seller as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that any untrue statement is contained in information with respect to such seller furnished in writing by such seller expressly for use therein. In no event shall the liability of any seller of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such seller upon the sale of such seller's Registrable Securities in connection with any registration statement giving rise to such indemnification obligation.

                                                             Page 48 of 68 Pages


               (c) Conduct of Indemnification  Proceedings.  Any Person entitled
                   ---------------------------------------
to indemnification hereunder (each, an "Indemnified Party") agrees to give prompt written notice to the indemnifying party (each, an "Indemnifying Party") after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement (but the failure to give such notice will not affect the right to indemnification or contribution hereunder unless the Indemnifying Party is materially prejudiced by such failure) and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses (regardless of whether it is ultimately determined that an Indemnified Party is entitled to indemnification hereunder). Such Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party,
(ii) the Indemnifying Party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by the Indemnified Parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred). An Indemnifying Party shall not settle, compromise or consent to the entry of any judgment in any proceeding without the Indemnified Party's prior written consent, unless the terms of such settlement, compromise or consent include an unconditional release of each Indemnified Party from all liability or loss arising out of such proceeding.



               (d) Contribution. If for any reason the indemnity provided for in
                   ------------
this Section 9 is unavailable to, or is insufficient to hold harmless, an Indemnified Party, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the Indemnified Party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other but also the relative fault of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and

                                                             Page 49 of 68 Pages


Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.



               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.



               If indemnification is available under this Section 9, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Section 9(a) and (b) without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 9(d).



10.       Rule 144
          --------



               The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.



11.       Miscellaneous
          -------------



               (a) No  Inconsistent  Agreements.  The Company will not hereafter
                   ----------------------------
enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement, including, without

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                                                             Page 50 of 68 Pages


limitation, entering into any agreement which would permit the registration of any securities to the exclusion of any portion of the Registrable Securities, unless such exclusion is first waived in writing by the Holders, as the case may be. Without limiting the generality of the foregoing, any registration rights hereafter granted by the Company shall be subordinate to the registration rights granted under this Agreement, and the Company shall obtain the written agreement of each Person to whom such other registration rights may be granted or may become available to such effect. The Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person.



               (b) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.



               (c) Notices. All notices, requests and other communications to any part hereunder shall be in writing (including telecopy or similar writing) and shall be effective upon receipt and shall be given, if to the Investor, to:



                           Quantum Industrial Partners LDC
                           c/o Curacao Corporation Company, N.V.
                           Kaya Flamboyan
                           Willemstad, Curacao
                           Netherlands, Antilles
                           Fax: 599-9-322-001

                           with a copy to:

                           Soros Fund Management
                           888 Seventh Avenue
                           New York, New York  10106
                           Attention:  Robert Soros
                           Fax: (212) 664-0544

                           and

                                                             Page 51 of 68 Pages

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, New York  10022
                           Attention:  Edward D. Sopher
                           Fax: (212) 872-1002

                           If to the Company to:

                           T/F Purifiner, Inc.
                           3036 High Ridge Road
                           Suite 100
                           Boyton Beach, Florida  33426
                           Attention:  Keith T.J. Hart
                           Fax:  (561) 547-4025

                           with a copy to:

                           Atlas, Pearlman, Trop & Borkson, P.A.
                           New River Center - Suite 1900
                           200 East Los Olas Boulevard
                           Fort Lauderdale, Florida  33301
                           Attention:  Jim Schneider
                           Fax:  (954) 523-1952

If to a Holder, at the most current address, with a copy to be sent to each additional address given by such Holder to the Company in writing.

               (d) Amendments: No Waivers.
                   ----------------------


                    (i) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Majority Holders and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

                    (ii) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law;

               (e)  Successors  and Assigns.  The  provisions of this  Agreement
                    -----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate
                                    --------
or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

                                                             Page 52 of 68 Pages





               (f)  Governing  Law.  THIS   AGREEMENT   SHALL  BE  CONSTRUED  IN
                    --------------
ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.



               (g) Counterparts;  Effectiveness. This Agreement may be signed in
                   ----------------------------
any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.



               (h) Entire Agreement.  This Agreement and the Securities Purchase
                   ----------------
Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.



               (i)  Jurisdiction.  Any suit,  action or  proceeding  seeking  to
                    ------------
enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the courts of the State of New York in New York City, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York.



               (j) Captions. The captions herein are included for convenience of
                   --------
reference only and shall be ignored in the construction or interpretation hereof.

                                                             Page 53 of 68 Pages


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.



                                        QUANTUM INDUSTRIAL PARTNERS LDC


                                        By:  /s/ Sean C. Warren
                                             ----------------------------------
                                             Name:  Sean C. Warren
                                             Title:  Attorney-in-fact



                                        T/F PURIFINER, INC.


                                        By:  /s/ Keith T.J. Hart
                                             ----------------------------------
                                             Name:   Keith T.J. Hart
                                             Title:  President